Exhibit 99.3

Sealed Air Corporation
200 Riverfront Boulevard
Elmwood Park, NJ 07407
Investor Contact:	Media Contact:
Lori Chaitman	Ken Aurichio
201-703-4161	201-703-4164

For release: November 24, 2014

SEALED AIR ANNOUNCES CLOSING OF OFFERING OF SENIOR NOTES

ELMWOOD PARK, N.J., Monday, November 24, 2014 – Sealed Air Corporation (“Sealed Air” or the “Company”) (NYSE: SEE) today announced the closing of the previously announced offering of $425 million aggregate principal amount of 4.875% senior notes due 2022 (the “2022 Notes”) and $425 million aggregate principal amount of 5.125% senior notes due 2024 (together with the 2022 Notes, the “Notes”). The Notes were sold to investors at 100.0% of their aggregate principal amount.

The Company is using the net proceeds from the offering of the Notes to repurchase all of its outstanding 8.125% senior notes due 2019 pursuant to the tender offer that the Company launched on November 7, 2014, to pay consent fees in connection with the consent solicitation that the Company launched on November 7, 2014 to proposed amendments to the indenture that governs its 8.375% senior notes due 2021, to pay related premiums, fees and expenses and for general corporate purposes.

The Notes and related guarantees have been offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption form, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor has there been any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Business

Sealed Air creates a world that feels, tastes and works better. In 2013, Sealed Air generated revenue of approximately $7.7 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey® cleaning and hygiene solutions, ensures a safer and less wasteful food supply chain, protects valuable goods shipped around the world and improves health through clean environments. Sealed Air has approximately 25,000 employees who serve customers in 175 countries. To learn more, visit www.sealedair.com. Information on Sealed Air’s website is not incorporated into, and does not form a part of, this press release.

Website Information

We routinely post important information for investors on our website, www.sealedair.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under SEC Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. These statements include comments as to future events that may affect Sealed Air, which are based upon management’s current expectations and are subject to uncertainties, many of which are outside Sealed Air’s control. Forward-looking statements can be identified by such words as “anticipates,” “expects,” “believes,” “plan,” “could,” “estimate,” “will” and similar expressions. A variety of factors may cause actual results to differ materially from these expectations, including economic conditions affecting packaging utilization, changes in raw material costs, currency translation effects, and legal proceedings. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as may be revised and updated from time to time by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. These reports are available on the Securities and Exchange Commission’s website at www.sec.gov or our Investor Relations home page at http://ir.sealedair.com. Information on Sealed Air’s website is not incorporated into, and does not form a part of, this press release. Sealed Air does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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